UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2014

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202-2412

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Kindred Healthcare, Inc. (the “Company”) is filing this Current Report on Form 8-K for the purpose of updating the description of its common stock and preferred stock contained in its Registration Statement on Form 8-A filed with the Securities and Exchange Commission (the “SEC”) on October 5, 2004. In accordance with the interpretation of the staff of the Division of Corporation Finance of the SEC (the “Division”) set forth in Questions 123.07 and 126.23 of the Division’s Securities Act Forms Compliance and Disclosure Interpretations, the Company intends to incorporate this description by reference into certain of its filings with the SEC, including registration statements on Form S-3 or Form S-8.

In this Current Report on Form 8-K, unless otherwise specified or the context requires otherwise, we use the terms “we,” “us” and “our” to refer to the Company.

Description of Common Stock

The description below summarizes the general terms of our common stock. This section is a summary, and it does not describe every aspect of our common stock. This summary is subject to and qualified in its entirety by reference to the provisions of our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and our Amended and Restated Bylaws (the “By-Laws”), each as may be amended from time to time.

Authorized Shares

The Company is authorized to issue a total of 175,000,000 shares of common stock with 25 cent ($0.25) par value per share. The issued and outstanding shares of common stock are, and any shares of common stock issuable under the stock option plans or upon the exercise of any warrants for common stock will be, duly authorized, validly issued, fully paid and non-assessable.

Dividends

Holders of common stock are entitled to receive ratably such dividends as may be declared by the Company’s board of directors out of funds legally available therefor. We are subject to certain limitations on the declaration and payment of dividends, other than stock dividends, pursuant to the terms of our outstanding indebtedness.

Voting

Holders of common stock are entitled to one vote per share for each share held of record on all matters submitted to a vote of stockholders.

Rights Upon Liquidation, Dissolution or Winding Up

In the event of a liquidation, dissolution or winding up of the Company, holders of common stock would have the right to a ratable portion of assets remaining after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. Holders of common stock will have no preemptive rights.

Listing

Our common stock is quoted on the New York Stock Exchange under the ticker symbol “KND.”

Transfer Agent and Registrar

The registrar and transfer agent for the common stock is Computershare, 250 Royall Street, Canton, Massachusetts 02021.

Certain Restrictions

In order to help ensure that Ventas, Inc. (“Ventas”), a former affiliate of the Company, continues to meet the requirements for treatment as a real estate investment trust, the Certificate of Incorporation contains a provision prohibiting Tenet Healthcare Corporation and its successors (“Tenet”) from beneficially owning, directly or indirectly (including by application of certain attribution rules under the Internal Revenue Code), shares of our common stock in excess of the existing holder limit set forth in the Certificate of Incorporation for so long as Tenet remains a significant shareholder in Ventas. Any shares of our common stock beneficially owned by Tenet in excess of such existing holder limit, including shares beneficially owned by persons that are or become related to Tenet under the attribution rules, will be designated as “excess stock” and treated as described in the Certificate of Incorporation. The certificates evidencing our common stock contain a legend referencing the above restriction. In addition, if we engage in an “Accretive Transaction” (as defined in the Certificate of Incorporation), we will purchase from Ventas such number of shares as are necessary to prevent Ventas from beneficially owning in excess of 9.9% of the Company after giving effect to such Accretive Transaction.

The Certificate of Incorporation also states that we may not issue nonvoting equity securities to the extent prohibited by Section 1123(6)(a) of Chapter 11 of Title 11 of the United States Code.

Certain Statutory Provisions

In the Certificate of Incorporation, the Company has elected not to be governed by Section 203 of the Delaware General Corporation Law (“DGCL”). Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a business combination transaction with an interested stockholder (a stockholder who purchases more than 15% of our common stock) for a period of three years after the interested stockholder became such unless the transaction fits within an applicable exemption, such as board approval of the business combination or the transaction that resulted in such stockholder becoming an interested stockholder. These provisions would apply even if the business combination could be considered beneficial by some stockholders. By opting out of Section 203 of the DGCL, a stockholder that becomes an interested stockholder will be able to engage in a business combination transaction with us without prior board approval.

Description of Preferred Stock

The description below summarizes the general terms of our preferred stock. This section is a summary, and it does not describe every aspect of our preferred stock. This summary is subject to and qualified in its entirety by reference to the provisions of our Certificate of Incorporation and our By-Laws.

The Certificate of Incorporation authorizes the Company’s board of directors to issue preferred stock in one or more series and to establish the designations, powers, preferences and rights and the qualifications, limitations and restrictions of any series with respect to the number of shares included in such series, the rate and nature of dividends, the price and terms and conditions on which shares may be redeemed, the terms and conditions for conversion or exchange into any other class or series of stock, voting rights and other terms. The Company may issue, without the approval of the holders of the common stock, preferred stock which has voting, dividend or liquidation rights superior to the common stock and which may adversely affect the rights of holders of the common stock. The issuance of preferred stock could, among other things, adversely affect the voting power of the holders of common stock and could have the effect of delaying, deferring or preventing a change in control of the Company. The Company is subject to certain limitations on the issuance of preferred stock pursuant to the terms of our outstanding indebtedness.

The Company is authorized to issue a total of 1,000,000 shares of preferred stock with 25 cent ($0.25) par value per share. The Company has no shares of preferred stock outstanding as of the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kindred Healthcare, Inc.

Date: June 16, 2014	By:	/s/ Joseph L. Landenwich
Joseph L. Landenwich
Co-General Counsel and Corporate Secretary